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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectuses and Statements of Additional Information constituting parts of this Post-Effective Amendment No. 35 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated June 18, 1999, relating to the financial statements and financial highlights appearing in the April 30, 1999 Annual Reports to the Shareholders of BHM&S Total Return Bond Portfolio, Cambiar Opportunity Portfolio, Chicago Asset Management Intermediate Bond Portfolio, Chicago Asset Management Value/Contrarian Portfolio, Clipper Focus Portfolio, Hanson Equity Portfolio, Jacobs International Octagon Portfolio, MJI International Equity Portfolio, Pell Rudman Mid-Cap Growth Portfolio, and TJ Core Equity Portfolio, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" in such Prospectuses and to the references to us under the headings "Financial Statements" and "Independent Public Accountant" in such Statements of Additional Information.



PricewaterhouseCoopers LLP
Boston, Massachusetts

August 2, 1999